UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

BIOMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37863	95-2645573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17571 Von Karman Ave. Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 645-2111

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.08	BMRA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 4, 2025, Ms. Cathy Coste stepped down as a member of the Board of Directors (the “Board”) of Biomerica, Inc. (the “Company”). Ms. Coste’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On the same date, the Board appointed Mr. Eric Chin to serve as an independent member of the Board, effective immediately, filling the vacancy created by Ms. Coste’s resignation.

The Board has determined that Mr. Chin is an independent director within the meaning of Nasdaq Rule 5605 and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. In addition to his appointment as an independent director, Mr. Chin will serve as the Chairperson of the Audit Committee and shall serve as a member of the Nominating and Corporate Governance Committee and Compensation Committee.

Mr. Chin has served as the Chief Financial Officer of Akido Labs since January 2023. He has also served on the Board of Directors of Rhode Island Primary Care Physicians Corporation since December 2023. Prior to that, Mr. Chin served as the Chief Financial Officer of Astrana Health (formerly known as Apollo Medical Holdings, Inc.) from 2018 to 2022, and as Controller/Head of Finance – Real Estate at Public Storage from 2015 to 2018. From 2011 to 2015, he served as Assistant Vice President – Financial Reporting at Alexandria Real Estate Equities, Inc. Mr. Chin began his career at Ernst & Young LLP in 2002. He is a Certified Public Accountant and received his Bachelor of Arts in Business/Economics with a specialization in Accounting and Computing from UCLA.

In connection with Mr. Chin’s appointment to the Board, Mr. Chin will receive an annualized cash fee of $41,000 (paid quarterly), and 10,000 Restricted Shares under the 2024 Stock Incentive Plan (the “Plan”) as equity compensation. The Restricted Shares shall “cliff vest” 100% on December 12, 2025, and shall otherwise be subject to the terms and conditions found in the Plan and in the issuance agreement to be provided to Mr. Chin.

Mr. Chin does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Chin and any other persons pursuant to which he was selected as a director, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On June 6, 2025, the Company issued a press release announcing the appointment of Mr. Chin, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 to this report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liability under that section or Section 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued June 6, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMERICA, INC.

Date: June 6, 2025	By:	/s/ Zackary S. Irani
Zackary S. Irani Chief Executive Officer